Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193097

Prospectus Supplement No. 2
(to Prospectus dated January 22, 2014)

BG Staffing, Inc.

1,541,470 Shares

Common Stock

This Prospectus Supplement No. 2 updates, amends and supplements the information previously included in our prospectus dated January 22, 2014, as supplemented by Prospectus Supplement No. 1 dated February 4, 2014, which we refer to as our prospectus, relating to the offer for sale of an aggregate of 1,541,470 shares of common stock, par value $0.01 per share, of BG Staffing, Inc., which we refer to herein as our common stock, by the selling stockholders named therein.

This Prospectus Supplement No. 2 incorporates into our prospectus the information contained in our attached Form 8-K, which was filed with the Securities and Exchange Commission on February 12, 2014. Any other documents, exhibits or information contained in the Form 8-K that have been deemed furnished and not filed pursuant to General Instruction B.2 of Form 8-K or otherwise in accordance with SEC rules shall not be included in this Prospectus Supplement No. 2. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or used except in connection with, our prospectus, including all amendments and supplements thereto.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the related disclosure contained in pages 10-12 of our prospectus. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 5 of our prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is February 12, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________

Date of Report (Date of earliest event reported):

February 6, 2014

__________

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191683	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 692-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) granted nonqualified and incentive stock options to purchase the Company’s common stock to certain of the Company’s directors and officers pursuant to the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”).

The Committee granted nonqualified stock options to the following directors and officers of the Company: L. Allen Baker, Jr. (170,271 options with a $6.25 exercise price per share and 17,402 options with a $12.50 exercise price per share), Adam C. Tibbets (25,655 options with a $6.25 exercise price per share and 3,640 options with a $12.50 exercise price per share), Douglas E. Hailey (11,498 options with a $6.25 exercise price per share) and Richard L. Baum, Jr. (5,897 options with a $6.25 exercise price per share). The nonqualified stock options will expire on February 6, 2024, vested in full on the date of grant, and are subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement (Vested) between the Company and each optionee, the form of which is attached hereto as Exhibit 10.1.

The Committee also granted incentive stock options, each with a $6.25 exercise price per share, to the following officers as follows: L. Allen Baker, Jr. (80,000 options), Michael A. Rutledge (50,000 options), Adam C. Tibbets (16,000 options), Holly Chapman-Veazey (16,000 options), Beth A. Garvey (25,000 options), Aaron Jamie Gile (25,000 options), Michael L. Miller (25,000 options) and Thomas J. Leonard (25,000 options). The incentive stock options expire on February 6, 2024, one-fifth of the incentive stock option granted to each optionee vested on February 6, 2014 and the remainder of the incentive stock options will vest in four equal annual increments beginning on February 6, 2015, each incentive stock option will be subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each incentive stock option will be further subject to the other terms and conditions set forth in the 2013 Plan and in the Incentive Stock Option Agreement between the Company and each optionee, the form of which is attached hereto as Exhibit 10.2.

The Committee also granted an additional 70,000 nonqualified stock options with an exercise price of $6.25 per share to L. Allen Baker, Jr. Each option will expire on February 6, 2024, one-fifth of the options vested on February 6, 2014 and the remainder of the options will vest in four equal annual increments beginning on February 6, 2015, each option is subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each option is further subject to the terms and conditions set forth in the 2013 Plan and in the Nonqualified Stock Option Agreement between the Company and the optionee, the form of which is attached hereto as Exhibit 10.3.

The above description of Exhibits 10.1 through 10.3 is not complete and is qualified in its entirety by reference to such exhibits.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 6, 2014, the stockholders of the Company, acting by written consent without a meeting, approved the 2013 Plan. Common stockholders holding an aggregate of 3,366,891 shares of the Company’s common stock (out of 5,598,847 total outstanding shares of common stock) consented to the approval of the 2013 Plan.

A description of the 2013 Plan is contained in the section entitled “Executive Compensation” of the Company’s Prospectus, filed January 22, 2014, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement (Vested Options)
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: February 12, 2014	/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonqualified Stock Option Agreement (Vested Options)
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonqualified Stock Option Agreement

BG Staffing, Inc.

2013 Long-Term Incentive Plan

Form of Nonqualified Stock Option Agreement

This Nonqualified Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date below by and between BG Staffing, Inc., a Delaware corporation (the “Company”) and _______________ (the “Participant”).

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                  Grant of Option

1.1              Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2013 Long-Term Incentive Plan (the “Plan”). The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

1.2              Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.                  Exercise Period; Vesting

2.1              Vesting Schedule. The Option will be immediately vested and exercisable.

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.                  Termination of Continuous Service

3.1              Termination for Reasons Other Than Death. If the Participant’s Continuous Service is terminated for any reason other than death, the Participant will retain the right to exercise the Option until the Expiration Date. If the Participant dies after his Continuous Service ceases, the provisions of Section 3.2 will apply as though the Participant ceased Continuous Service on his date of death.

3.2              Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by the person designated to exercise the Option upon the Participant’s death, at any time until the Expiration Date.

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

4.      Manner of Exercise

4.1              Election to Exercise. To exercise the Option, the Participant (or the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, that person must submit documentation reasonably acceptable to the Committee verifying that the person has the legal right to exercise the Option.

4.2              Payment of Exercise Price. The entire Exercise Price of the Option will be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)       in cash or by certified or bank check at the time the Option is exercised;

(b)       by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)       through a “cashless exercise program” established with a broker;

(d)       by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)       by any combination of the foregoing methods; or

(f)        in any other form of legal consideration that may be acceptable to the Committee.

4.3              Withholding. The Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)       tendering a cash payment;

(b)       authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)       delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4              Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company will issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative that will be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

2

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

5.                  No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement confer upon the Participant any right to be retained in any position as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement may be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of the shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by the holder.

6.                  Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right whatsoever, but immediately upon the assignment or transfer the Option will terminate and become of no further effect.

7.                  Cash-Out Upon Change in Control. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration.

8.                  Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

9.                  Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, Social Security tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

11.              Notices. Any notice required to be delivered to the Company under this Agreement must be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by other method approved by the Company) from time to time.

3

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

12.              Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.              Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Committee for review. The resolution of the dispute by the Committee will be final and binding on the Participant and the Company.

14.              Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan, as amended from time to time, are incorporated by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

16.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

17.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Participant’s employment or other service with the Company.

18.              Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.              No Impact on Other Benefits. The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar benefit.

20.              Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.              Acceptance. The Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

4

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

BG Staffing, Inc.

By: ______________________________________

L. Allen Baker, Jr., Chief Executive Officer

Participant

_________________________________________

[NAME]

5

BG Staffing, Inc.

2013 Long-Term Incentive Plan

Form of Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date below by and between BG Staffing, Inc., a Delaware corporation (the “Company”) and ______________ (the “Participant”).

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                  Grant of Option

1.1              Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2013 Long-Term Incentive Plan (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed this limit (according to the order they were granted) will be treated as Nonqualified Stock Options. This grant is being made prior to the approval of the Plan by the Company’s stockholders as required for Incentive Stock Option treatment under Section 422 of the Code. If the Plan is not ultimately approved in accordance with the requirements of Section 422 of the Code, the Option will remain valid but will be treated as a Nonqualified Stock Option.

1.2              Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.                  Exercise Period; Vesting

2.1              Vesting Schedule. The Option will become vested and exercisable with respect to according to the following schedule. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

Vesting Date	Percentage of Original Grant Vesting on Vesting Date	Cumulative Percentage of Original Grant Vested
	20%	20%
	20%	40%
	20%	60%
	20%	80%
	20%	100%

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.                  Termination of Continuous Service

3.1              Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2              Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) will immediately terminate and cease to be exercisable.

3.3              Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4              Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

4.      Manner of Exercise

4.1              Election to Exercise. To exercise the Option, the Participant (or the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, that person must submit documentation reasonably acceptable to the Committee verifying that the person has the legal right to exercise the Option.

4.2              Payment of Exercise Price. The entire Exercise Price of the Option will be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)       in cash or by certified or bank check at the time the Option is exercised;

(b)       by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)       through a “cashless exercise program” established with a broker;

2

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

(d)       by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)       by any combination of the foregoing methods; or

(f)        in any other form of legal consideration that may be acceptable to the Committee.

4.3              Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)       tendering a cash payment;

(b)       authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)       delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4              Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company will issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative that will be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.                  No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement confer upon the Participant any right to be retained in any position as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement may be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of the shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by the holder.

6.                  Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right whatsoever, but immediately upon the assignment or transfer the Option will terminate and become of no further effect.

3

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

7.                  Change in Control.

7.1              Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option will become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, acceleration of vesting and exercisability will occur in a manner and at a time that allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

7.2              Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration.

8.                  Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

9.                  Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, Social Security tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Qualification as an Incentive Stock Option. This Option is intended to qualify as an incentive stock option as defined in Code section 422 to the extent permitted under Applicable Law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of shares for which incentive stock option treatment is desired within one year following the date of exercise of the Option or within two years from the Grant Date. The Participant understands and agrees that the Company will not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that this Option does not qualify as an incentive stock option within the meaning of the Code.

11.              Disqualifying Disposition. If the Participant disposes of the shares of Common Stock prior to the expiration of either two years from the Grant Date or one year from the date the shares are transferred to the Participant pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Participant will notify the Company in writing within 30 days after the disposition of the date and terms of the disposition. The Participant also agrees to provide the Company with any information concerning any Disqualifying Disposition that the Company requires for tax purposes.

12.              Non-competition and Non-solicitation. In consideration of the Option, the Participant agrees that that any breach or threatened breach of that certain Non-Disclosure of Confidential Information, Non-Solicitation and Non-Competition Agreement signed on ___________, will cause any unvested portion of the Option to be forfeited effective as of the date of the breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan. The Participant consents and agrees that the Company will be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

4

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

13.              Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

14.              Notices. Any notice required to be delivered to the Company under this Agreement must be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by other method approved by the Company) from time to time.

15.              Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

16.              Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Committee for review. The resolution of the dispute by the Committee will be final and binding on the Participant and the Company.

17.              Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan, as amended from time to time, are incorporated by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

18.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

19.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

20.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

5

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

21.              Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

22.              No Impact on Other Benefits. The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

23.              Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

24.              Acceptance. The Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

6

Incentive Stock Option Agreement for [NAME]

Grant Date: [DATE]

BG Staffing, Inc.

By: _____________________________________

Michael Rutledge, Chief Financial Officer

Participant

________________________________________

[NAME]

7

BG Staffing, Inc.

2013 Long-Term Incentive Plan

Form of Nonqualified Stock Option Agreement

This Nonqualified Stock Option Agreement (this “Agreement”) is made and entered into as of the Grant Date below by and between BG Staffing, Inc., a Delaware corporation (the “Company”) and _______________ (the “Participant”).

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Expiration Date:

1.                  Grant of Option

1.1              Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s 2013 Long-Term Incentive Plan (the “Plan”). The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

1.2              Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.                  Exercise Period; Vesting

2.1              Vesting Schedule. The Option will become vested and exercisable with respect to according to the following schedule. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service.

Vesting Date	Percentage of Original Grant Vesting on Vesting Date	Cumulative Percentage of Original Grant Vested
	20%	20%
	20%	40%
	20%	60%
	20%	80%
	20%	100%

2.2              Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

3.                  Termination of Continuous Service

3.1              Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date three months following the termination of the Participant’s Continuous Service or (b) the Expiration Date.

3.2              Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) will immediately terminate and cease to be exercisable.

3.3              Termination Due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option, but only within the period of time ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

3.4              Termination Due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the vested portion of the Option may be exercised by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by the person designated to exercise the Option upon the Participant’s death, but only within the time period ending on the earlier of: (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date.

4.      Manner of Exercise

4.1              Election to Exercise. To exercise the Option, the Participant (or the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a notice of intent to exercise in the manner designated by the Committee. If someone other than the Participant exercises the Option, that person must submit documentation reasonably acceptable to the Committee verifying that the person has the legal right to exercise the Option.

4.2              Payment of Exercise Price. The entire Exercise Price of the Option will be payable in full at the time of exercise to the extent permitted by applicable statutes and regulations, either:

(a)       in cash or by certified or bank check at the time the Option is exercised;

(b)       by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (a “Stock for Stock Exchange”);

(c)       through a “cashless exercise program” established with a broker;

(d)       by reduction in the number of shares otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Exercise Price at the time of exercise;

(e)       by any combination of the foregoing methods; or

2

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

(f)        in any other form of legal consideration that may be acceptable to the Committee.

4.3              Withholding. The Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)       tendering a cash payment;

(b)       authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c)       delivering to the Company previously owned and unencumbered shares of Common Stock.

The Company has the right to withhold from any compensation paid to a Participant.

4.4              Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company will issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative that will be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

5.                  No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement confer upon the Participant any right to be retained in any position as an Employee or Director of the Company. Further, nothing in the Plan or this Agreement may be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant will not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of the shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by the holder.

6.                  Transferability. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right whatsoever, but immediately upon the assignment or transfer the Option will terminate and become of no further effect.

7.                  Change in Control.

7.1              Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option will become immediately vested and exercisable with respect to 100% of the shares subject to the Option. To the extent practicable, acceleration of vesting and exercisability will occur in a manner and at a time that allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.

3

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

7.2              Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten days’ advance notice to the Participant, cancel the Option and pay to the Participant the value of the Option based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration.

8.                  Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by the Plan.

9.                  Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, Social Security tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.              Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock will be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

11.              Notices. Any notice required to be delivered to the Company under this Agreement must be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by other method approved by the Company) from time to time.

12.              Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.              Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by the Participant or the Company to the Committee for review. The resolution of the dispute by the Committee will be final and binding on the Participant and the Company.

14.              Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan, as amended from time to time, are incorporated by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

4

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

16.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

17.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Participant’s employment or other service with the Company.

18.              Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no amendment may adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.              No Impact on Other Benefits. The value of the Participant’s Option is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar benefit.

20.              Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.              Acceptance. The Participant acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[Signature Page Follows]

5

Nonqualified Stock Option Agreement for [NAME]

Grant Date:

BG Staffing, Inc.

By: ________________________________________

Michael A. Rutledge, Chief Financial Officer

Participant

_____________________________________________

[NAME]

6